Exhibit 99.2

Second Quarter 2019 Financial Results August 7, 2019

Welcome and Participants Vyomesh Joshi President and Chief Executive Officer John McMullen Executive Vice President and Chief Financial Officer Rebekah Toton Vice President, Assistant General Counsel Stacey Witten Vice President, Finance, Investor Relations and Financial Planning & Analysis To participate via phone, please dial: In the US: 1 - 877 - 407 - 8291 Outside the US: 1 - 201 - 689 - 8345 2

Forward Looking Statements This presentation contains certain statements that are not statements of historical or current facts are forward - looking stateme nts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward - looking statements include statements concerning plans, objectives, goals, strategies, expectations , intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. I n s ome cases, you can identify forward - looking statements by terms such as “believes,” “beliefs,” ''may,'' ''will,'' ''should,'' expects,'' ''intends,'' ''plans,'' ''anticipates,'' ''est ima tes,'' ''predicts,'' ''projects,'' ''potential,'' ''continue,'' and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward - looking statements of thi s nature. All such forward - looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on t his message including those set forth below. Forward - looking statements are based upon management’s beliefs, assumptions and current expectations concerning future events an d trends, using information currently available, and are necessarily subject to uncertainties, many of which are outside our control. In addition, we undertake no obligation to u pda te or revise any forward - looking statements made by us or on our behalf, whether as a result of future developments, subsequent events or circumstances, or otherwise, or to reflect the o ccu rrence or likelihood of unanticipated events, and we disclaim any such obligation. Forward - looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, deve lop ments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied b y t hese forward - looking statements. Although we believe that the expectations reflected in the forward - looking statements are reasonable, forward - looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or resul ts will be achieved. 3D System’s actual results could differ materially from those stated or implied in forward - looking statements. Past performance is not necessarily indicative of future results. We do not undertake any obligation to and do not intend to update any forward - looking statements whether as a result of future developments, subsequent events or circumstances o r otherwise. Further, we encourage you to review “Risk Factors” in Part 1 of our Annual Report on Form 10 - K and Part II of our quarterly repo rts on Form 10 - Q filed with the SEC as well as other information about us in our filings with the SEC. These are available at www.SEC.gov. 3

Vyomesh Joshi (VJ) President & Chief Executive Officer

Second Quarter Summary 5 • GAAP revenue in the second quarter of $157.3 million and non - GAAP revenue was $156.4 million • Printer unit sales increased 46.4%, driven by Figure 4 platform sales • GAAP gross profit margin of 46.6% and non - GAAP gross profit margin of 47.4% • Operating expenses decreased to $92.5 million on a GAAP basis and $71.7 million on a non - GAAP basis • GAAP loss of $0.21 per share non - GAAP earnings of $0.00 per share

John McMullen Executive Vice President & Chief Financial Officer

GAAP Operating Results 7 Second Quarter Six Months Ended (in millions, except per share amounts) 2019 2018 Y/Y Better/(W orse) 2019 2018 Y/Y Better/(W orse) Revenue $ 157.3 $ 176.6 (11)% $ 309.3 $ 342.4 (10)% Gross Profit 73.3 86.2 (15)% 139.0 164.0 (15)% Gross Profit Margin 46.6% 48.8% (220) bps 44.9% 47.9% (300) bps SG&A 71.7 71.2 (1)% 136.8 140.6 3% R&D 20.8 22.7 8% 42.7 48.6 12% Operating Expenses 92.5 93.9 1% 179.5 189.2 5% % of Revenue 58.8% 53.2% 58.0% 55.3 % Operating Loss (19.2) (7.7) (149)% (40.5) (25.2) (61)% % of Revenue (12.2)% (4.4)% (13.1)% (7.4)% Net Loss per 3D Systems $ (23.9) $ (8.9) (169)% $ (48.3) $ (29.8) (62)% % of Revenue (15.2)% (5.0)% (15.6)% (8.7)% Loss Per Share $ (0.21) $ (0.08) (163)% $ (0.43) $ (0.27) (59)%

Non - GAAP Financial Measures 8 We use non - GAAP measures to supplement our financial statements presented on a GAAP basis because management believes non - GAAP financial measures are useful to investors in evaluating our operating performance and to facilitate a better understanding of the impact that strategic acquisitions, non - recurring charges and certain non - cash expenses had on our financial results. See appendix for reconciliation of non - GAAP items. Second Quarter Six Months Ended (in millions, except per share amounts) 2019 2018 Y/Y Better/(Wor se) 2019 2018 Y/Y Better/(Wor se) Non - GAAP R&D Expense $ 20.5 $ 22.5 9% $ 42.4 $ 48.4 12% Non - GAAP SG&A Expense 51.2 56.5 9% 102.3 110.1 7% Non - GAAP Operating Expenses $ 71.7 $ 79.0 9% $ 144.7 $ 158.5 9% Non - GAAP Net income (loss) attributable to 3D Systems Corporation $ (0.6) $ 6.2 (110)% $ (10.7) $ 2.8 (482)% Non - GAAP Net income (loss) per share available to 3D Systems Corporation common stockholders - basic and diluted $ 0.00 $ 0.06 (100)% $ (0.09) $ 0.02 (550)% * Tables may not foot due to rounding; amounts calculated based on dollars in thousands.

Revenue Drivers 9 8.1% 27.4% 8.5% 12.4% 0.5% 46.4%

Gross Profit and Margin • GAAP GPM was 46.6% and non - GAAP GPM was 47.4% in Q2 2019 • Gross profit margin improved sequentially as a result of revenue mix and lower cost of sales and better overhead absorption • Driving supply chain optimization, manufacturing efficiency and process improvements 10 See appendix for a reconciliation of non - GAAP operating expenses. – For the periods presented above, GAAP and non - GAAP GPM were within 10 basis points; therefore, the lines overlap.

Operating Expenses 11 • GAAP operating expenses decreased 1.5% and non - GAAP operating expenses decreased 9.3% compared to the second quarter of the prior year with decreases in both SG&A and R&D • R&D is focused on materials and software development in 2019 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 See appendix for a reconciliation of non - GAAP operating expenses. Q2 2019

Balance Sheet and Cash 12 • Generated $18.7 million of cash in operations and used $5.6 million for CapEx investments during the second quarter • Improved working capital performance, including improved DPO and DSO while also reducing aggregate inventory levels • Ended the June quarter with $150.4 million of unrestricted cash on hand, after paying down $20 million on the term loan and paying $3.5 million for a litigation settlement • Plan to continue to reduce operating spend, improve working capital performance and manage capital expenditures to generate organic free cash flow

Vyomesh Joshi (VJ) President & Chief Executive Officer

Conclusion 14 • Confident in long - term market opportunities and pleased with early progress with reducing cost structure • Remain very focused on the bottom line performance of the company given short - term revenue headwinds • Expanded hardware portfolio has been well received, and on track for launching new and innovative materials in support of production solutions and focused on adding more software capabilities to drive true workflow solutions • Remain confident in our broad portfolio and we keenly focused on executing on our strategy, reducing costs and driving long - term profitable growth

Q&A Session In the USA: 1 - 877 - 407 - 8291 Outside the USA: 1 - 201 - 689 - 8345

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Appendix

GAAP Revenue Summary by Category 18 (in millions) Q2 2019 Q1 2019 Q2 2018 Sequential Better/(Worse ) Y/Y Better/(Worse ) Printers $ 30.0 $ 29.9 $ 41.3 — % (27)% Software Products 13.7 12.2 14.1 12% (3)% Other Products 8.9 8.9 10.4 — % (14)% Total Products 52.5 50.9 65.7 3% (20)% Total Materials 41.2 41.4 45.0 — % (8)% On Demand Manufacturing 24.0 22.6 27.4 6% (12)% Software Services 11.4 10.8 11.2 6% 2% Other Services 28.1 26.3 27.2 7% 3% Total Services 63.5 59.6 65.8 7% (3)% Total Revenue $ 157.3 $ 152.0 $ 176.6 3% (11)% Software $ 25.1 $ 23.0 $ 25.3 9% (1)% Healthcare $ 56.4 $ 50.0 $ 61.4 13% (8)% * Tables may not foot due to rounding; amounts calculated based on dollars in thousands.

Non-GAAP Reconciliation - EPS

Second Quarter Non-GAAP Earnings (Loss) per Share

(in millions, except per share amounts)	Quarter Ended June 30, 2019	Quarter Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
GAAP Net loss attributable to 3D Systems Corporation	$ (23.9)	$ (8.9)	$ (48.3)	$ (29.8)
Adjustments:				
Amortization, stock-based compensation & other [1]	12.6	14.5	24.8	29.6
Legal, acquisition and divestiture related [2]	6.8	(0.4)	7.2	—
Cost optimization plan, including severance costs [3]	3.9	1.0	5.6	1.6
Impairment of cost-method investments [4]	—	—	—	1.4
Non-GAAP net income attributable to 3D Systems Corporation	**$ (0.6)**	**$ 6.2**	**$ (10.7)**	**$ 2.8**
Non-GAAP net income per share available to 3D Systems common stock holders - basic and diluted [5]	**$ —**	**$ 0.06**	**$ (0.09)**	**$ 0.02**

[1] For the quarter ended June 30, 2019, the adjustment included $0.1 in COGS and $12.5 in SG&A. For the quarter ended June 30, 2018, the adjustment included $0.1 in COGS and $14.4 in SG&A. For the six months ended June 30, 2019, the adjustment included $0.2 in COGS and $24.6 in SG&A. For the six months ended June 30, 2018, the adjustment included $0.2 in COGS and $29.4 in SG&A.

[2] For the quarter ended June 30, 2019, the adjustment included $(0.9) in Revenues, $1.4 in COGS, $4.6 in SG&A and $1.8 in other income (expense). For the quarter ended June 30, 2018, the adjustment included $(0.4) in COGS. For the six months ended June 30, 2019, the adjustment included $(2.7) in Revenues, $3.3 in COGS, $5.3 in SG&A, and $1.3 in other income (expense).

[3] For the quarter ended June 30, 2019, the adjustment included $0.3 in COGS, $3.3 in SG&A and $0.3 in R&D. For the quarter ended June 30, 2018, the adjustment included $0.2 in COGS, $0.7 in SG&A and $0.1 in R&D. For the six months ended June 30, 2019, the adjustment included $0.8 in COGS, $4.6 in SG&A and $0.3 in R&D. For the six months ended June 30, 2018, the adjustment included $0.3 in COGS, $1.1 in SG&A and $0.2 in R&D.

[4] For the quarter and six months ended June 30, 2018, the adjustment included $0.0 and $1.4 in interest and other income (expense), net. No impairment was recorded in 2019.

[5] Denominator based on weighted average shares used in the GAAP EPS calculation.

* Tables may not foot due to rounding; amounts calculated based on dollars in thousands.

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Non - GAAP Reconciliation - Revenue 20 2019 Non - GAAP Revenue Quarter Ended Six Months Ended (in millions) March 31 June 30 June 30 GAAP Revenue $ 152.0 $ 157.3 $ 309.3 Adjustments: Legal, acquisition and divestiture related (1.8) (0.9) (2.7) Non - GAAP Revenue $ 150.2 $ 156.4 $ 306.6

Non - GAAP Reconciliation - GP and GPM 21 2019 Non - GAAP Gross Profit & Margin Quarter Ended Year to Date (in millions) March 31 June 30 June 30 GAAP Gross Profit $ 65.7 $ 73.3 $ 139.0 GAAP Gross Profit Margin 43.2% 46.6% 44.9 % Adjustments: Amortization, stock - based compensation & other 0.1 0.1 0.2 Legal, acquisition and divestiture related 0.1 0.4 0.6 Cost optimization plan, including severance costs 0.4 0.3 0.8 Non - GAAP Gross Profit $ 66.4 $ 74.2 $ 140.5 Non - GAAP Gross Profit Margin 44.2% 47.4% 45.8% * Tables may not foot due to rounding; amounts calculated based on dollars in thousands.

Non - GAAP Reconciliation - Operating Expense 22 2019 Non - GAAP Operating Expenses Quarter Ended Year to Date (in millions) March 31 June 30 June 30 GAAP R&D Expenses $ 21.9 $ 20.8 $ 42.7 GAAP SG&A Expenses 65.1 71.7 136.8 GAAP Operating Expenses 87.0 92.5 179.5 Adjustments to R&D Expenses: Cost optimization plan — 0.3 0.3 Non - GAAP R&D Expenses 21.9 20.5 42.4 Adjustments to SG&A Expenses: Amortization, stock - based compensation & other 12.1 12.5 24.6 Legal, acquisition and divestiture related 0.7 4.6 5.3 Cost optimization plan, including severance costs 1.2 3.3 4.6 Total Adjustments to SG&A Expenses 14.1 20.4 34.5 Non - GAAP SG&A Expenses 51.0 51.2 102.3 Non - GAAP Operating Expenses $ 72.9 $ 71.7 $ 144.7 * Tables may not foot due to rounding; amounts calculated based on dollars in thousands.

Non - GAAP Reconciliation - GP and GPM 23 Full Year 2018 Non - GAAP Gross Profit & Margin 2018 Quarter Ended Year Ended (in millions) March 31 June 30 September 30 December 31 December 31 GAAP Gross Profit $ 77.9 $ 86.2 $ 77.8 $ 82.6 $ 324.4 GAAP Gross Profit Margin 46.9% 48.8% 47.3% 45.7% 47.2 % Adjustments: Amortization, stock - based compensation & other 0.1 0.1 0.1 (0.2) 0.1 Legal and acquisition - related — — — 0.6 0.6 Cost optimization plan 0.2 0.2 0.1 0.7 1.1 Non - GAAP Gross Profit $ 78.1 $ 86.4 $ 78.0 $ 83.6 $ 326.2 Non - GAAP Gross Profit Margin 47.1% 48.9% 47.4% 46.3% 47.4% * Tables may not foot due to rounding; amounts calculated based on dollars in thousands.

Non - GAAP Reconciliation - Operating Expense 24 Full Year 2018 Non - GAAP Operating Expenses 2018 Quarter Ended Year Ended (in millions) March 31 June 30 September 30 December 31 December 31 GAAP R&D Expenses $ 25.9 $ 22.7 $ 23.2 $ 23.5 $ 95.3 GAAP SG&A Expenses 69.5 71.2 65.6 66.1 272.3 GAAP Operating Expenses 95.3 93.9 88.8 89.6 367.6 Adjustments to R&D Expenses: Cost optimization plan 1 — 0.2 0.3 — 0.5 Non - GAAP R&D Expenses 25.9 22.5 22.8 23.5 94.8 Adjustments to SG&A Expenses: Amortization, stock - based compensation & other 15.1 14.3 15.1 14.1 58.6 Legal and acquisition - related 0.4 (0.4) (0.7) (1.0) (1.7) Cost optimization plan 0.4 0.7 0.4 0.8 2.4 Total Adjustments to SG&A Expenses 15.9 14.6 14.8 13.9 59.2 Non - GAAP SG&A Expenses 53.6 56.6 50.8 52.2 213.1 Non - GAAP Operating Expenses $ 79.4 $ 79.1 $ 73.7 $ 75.7 $ 307.9 1 For the quarter ended March 31, 2018, the adjustment included approximately $32 thousand and therefore rounded down. * Tables may not foot due to rounding; amounts calculated based on dollars in thousands.

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